Exhibit 99.2

1440 Davey Road Woodridge, IL 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

Company Contact: Joe Camp 630-754-4352
October 3, 2008	Media Contact: Melanie Nimrodi, Financial Relations Board, 312-546-3508 Investors Contact: Kathy Price, Financial Relations Board, 213-486-6547

Advanced Life Sciences Announces Receipt of Nasdaq Staff Letter

CHICAGO, IL, October 3, 2008/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (Nasdaq: ADLS), today announced that on October 1, 2008 the Nasdaq Listings Qualifications Department informed the Company that the market value of its listed securities was below $35 million for 10 consecutive days, which is the requirement for continued listing on the Nasdaq Capital Market according to Marketplace Rule 4310(c)(3)(B).  Nasdaq also informed the Company that it is not in compliance with Marketplace Rule 4310(c)(3)(A) or 4310(c)(3)(C), which require minimum stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Advanced Life Sciences has been provided 30 calendar days, or until October 31, 2008, to regain compliance with the continued listing requirements of the Nasdaq Capital Market.  If at anytime prior to October 31, 2008, the market value of listed securities of the Company’s common stock is $35 million or more for a minimum of 10 consecutive business days, this could constitute meeting the criteria for continued listing on the Nasdaq Capital Market.

In the event that the Company does not regain compliance by October 31, 2008, Advanced Life Sciences will have the right to appeal a determination to delist its securities from the Nasdaq Capital Market.  The Company’s securities would remain listed on the Nasdaq Capital Market throughout the appeal process.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and inflammation.  The Company’s lead candidate, cethromycin, is a novel once-a-day antibiotic in pre-commercial development for the treatment of respiratory tract infections including mild-to-moderate community acquired pneumonia (CAP).  For more information, please visit us on the web at www.advancedlifesciences.com.

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Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Except for historical information, the statements made in this press release are forward-looking statements about Advanced Life Sciences Holdings, Inc. Forward-looking statements represent our management’s judgment regarding future events and are accurate at the time they are made.  The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise.  Our actual results could differ materially from those discussed herein due to several factors including the success and timing of our clinical trials and our ability to obtain and maintain regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, capital requirements, and our ability to access capital through partnerships, stock offerings and future revenues; our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers.  These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

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